Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made as of the 15th day of August 2022, by and between Minim, Inc. (the “Company”) and Dustin Tacker (the “Employee”).

WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment, subject to the terms and conditions of this Agreement.

In consideration of the Employee’s employment with the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1. Employment. The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, on the terms and conditions set forth below. The Employee shall be employed under this Agreement on an at-will basis for an indefinite period of time, and the Employee or the Company may terminate the employment relationship with or without notice at any time and for any or no reason or cause in accordance with the terms of Section 5 hereof. The Company is not bound to follow any policy, procedure, or process in connection with employee discipline, employment termination or otherwise. The Employee’s employment with the Company pursuant to this Agreement shall commence on August 16, 2022 (the “Effective Date”).

2. Duties. The Employee shall serve the Company as Chief Financial Officer. In such capacity, the Employee shall be subject to the direction of the Company’s CEO. The Employee shall also perform such other services and duties consistent with Employee’s position as Chief Financial Officer in connection with the Company as may be assigned or delegated to the Employee from time to time by or under the authority of the Company’s Chief Executive Officer.

3. Compensation and Benefits. The regular compensation and benefits payable to the Employee under this Agreement shall be as follows:

(a) Salary. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee a base salary at the annualized rate of 225,00.00 dollars ($225,000.00) per year, pro-rated for any partial year in which this Agreement is in effect. The Employee’s performance may be reviewed by the Company from time to time pursuant to such performance reviews or for other reasons, and the Company may adjust the Employee’s salary upwards, but in no event shall the Employee’s salary be decreased without the Employee’s written consent. The Employee’s salary shall be payable in equal installments in connection with the Company’s regular payroll dates and payroll procedures.

(b) Bonus Opportunity. The Employee shall be entitled to receive such incentive or performance bonuses as the Compensation Committee of the Company’s Board of Directors determines.

(c) Benefits. The Employee shall be eligible to participate in all employee benefit, health and welfare, 401(k), profit sharing and other plans, policies and programs which the Company may, from time to time, have in effect for all or most employees of the Company.

Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Company, applicable law, and the discretion of the Company or any administrative or other committee provided for in, or contemplated by, any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Company to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time. To the extent there is any conflict between the terms of this Agreement and the applicable benefit plan documents, the terms of the plan documents shall govern.

(d) Vacation. The Employee will be covered by the terms of the Unlimited PTO Policy. Because vacation time does not accrue for the Employee there is no payout of vacation time upon the termination of the Employee’s employment.

(e) Expense Reimbursement. The Company will reimburse the Employee on a monthly basis for all normal and reasonable business expenses incurred by the Employee in the course of performing the Employee’s duties for the Company hereunder, provided the Employee timely and properly completes and submits an expense report and any other appropriate documentation to the Company, as may be required in accordance with the policies in effect from time to time for Company employees.

4. Extent of Service. During the Employee’s employment hereunder, the Employee shall devote the Employee’s full business time, best efforts and business judgment, skill and knowledge to the advancement of the Company’s interests and to the discharge of the Employee’s duties and responsibilities hereunder. Notwithstanding the foregoing, the Employee may engage in any outside business activities in which the Employee is engaged as of the Effective Date, and the Employee may engage in other business activities in the future provided: (i) such activities are not for or with a competitor of the Company; (ii) such activities do not create a conflict of interest with respect to the Employee’s employment with the Company; (iii) such activities do not interfere with the Employee’s performance of the Employee’s job duties for the Company; (iv) the Employee notifies the Company in writing in advance of engaging in such activities; and (v) the Company’s Chief Executive Officer authorizes the Employee to engage in such activities (which such authorization will not be unreasonably withheld).

5. Termination and Termination Benefits. The Employee’s employment hereunder shall terminate under the following circumstances:

(a) Termination by the Company. The Employee’s employment hereunder may be terminated by the Company for Cause without further liability on the part of the Company, effective immediately, upon written notice to the Employee.

(b) Termination by the Employee. The Employee’s employment hereunder may be terminated by the Employee by written notice to the Company’s Chief Executive Officer at least thirty (30) days prior to such termination.

(c) Disability. If due to physical or mental illness or disability, the Employee shall be disabled so as to be unable to perform substantially the Employee’s essential duties and responsibilities hereunder with reasonable accommodation by the Company to the Employee’s known physical or mental disability, solely in accordance with, and to the extent required by law (provided such accommodation would not impose an undue hardship on the operation of the Company’s business or a direct threat to the Employee or others) for a period of one hundred eighty (180) consecutive days, the Company may terminate the Employee’s employment, effective immediately, upon written notice to the Employee.

(d) Death. The Employee’s employment with the Company shall terminate immediately upon the death of the Employee.

6. Litigation and Regulatory Cooperation. The Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Employee is employed by the Company. The Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. The Employee shall also cooperate fully with the Company in connection with any examination or review of any federal, state or local regulatory authority as any such examination or review relates to events or occurrences that transpired while the Employee was employed by the Company. The Company will reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with such cooperation.

7. Proprietary Information, Intellectual Property, Non-Solicitation, and Non Disparagement.

(a) Definitions.

(i) Proprietary Information. During the course of the Employee’s employment with the Company, the Employee will be given unique and specialized training and will have access to the trade secrets and other confidential information on which the Company’s business is based. As used in this Agreement, “Proprietary Information” means (1) the information referred to in the preceding sentence, (2) information regarding products and/or service the Company may subsequently sell or manufacture, have under development, active consideration or planning, (3) Inventions and Developments (as defined below), (4) the confidential information of others with which the Company has a business relationship, and (5) any other information which the Company possesses or to which the Company has rights which have value to the Company, including (by way of example and without limitation) trade secrets, product ideas, designs, configurations, processes, techniques, formulas, software, improvements, data, know-how, copyrightable materials, marketing plans and strategies, including but not limited to social media plans and strategies, production plans and strategies, costs, pricing, vendor lists contact lists, and customer lists. Proprietary Information includes information developed by the Employee in the course of the Employee’s employment by the Company or otherwise relating to Inventions which belong to the Company under Section 7(e) below, as well as other information to which the Employee may have access in connection with the Employee’s employment.

(ii) Company. For purposes of this Section 7, all references to the “Company” will be deemed to include the Company and its Affiliates.

(iii) For purposes of this Section 7, the term “Non-Solicitation Period” shall mean the period of time during which the Employee is employed by the Company and for the twelve (12) consecutive months following the termination of the Employee’s employment with the Company for any reason.

(b) Goodwill. The Employee acknowledges and agrees that: (i) during and as a result of the Employee’s employment by the Company, the Employee will acquire experience, skills and knowledge related to the Company’s business; and (ii) the Company depends upon its goodwill which it will entrust to the Employee during the term of the Employee’s employment by the Company by affording the Employee the opportunity to become acquainted with the clients, customers, accounts, prospects, suppliers, and licensees of the Company, to establish business relationships with them and to have access to records detailing their business activities with the Company.

(c) Confidentiality. The Employee understands and agrees that the Employee’s employment creates a relationship of confidence and trust between the Employee and the Company with respect to all Proprietary Information. At all times, both during the Employee’s employment with the Company and after its termination, the Employee will keep in confidence and trust all such Proprietary Information, and will not use or disclose any such Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Employee’s duties to the Company. The Employee understands that the restrictions contained in this paragraph extend to and expressly prohibit disclosure of Proprietary Information through social media. The restrictions set forth in this Section 7(c) will not apply to information which is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by the Employee, but this exception will not affect the application of any other provision of this Agreement to such information in accordance with the terms of such provision.

(d) Documents, Records, Etc. All documents, records, apparatus, equipment, photography and other physical property, whether or not pertaining to Proprietary Information, which are furnished to the Employee by the Company or are produced by the Employee in connection with the Employee’s employment will be and remain the sole property of the Company. Upon termination of the Employee’s employment, or at any earlier time upon the Company’s request, the Employee will immediately return to the Company all Company property, documents (including without limitation all written and graphic notes of any kind and description, including customer and contact lists, letters, correspondence, memoranda, notes, reports, computer or data processing results, computer software or data processing tapes, photography, disks or other material in machine readable form) and any Confidential Information. Further, upon termination of employment, the Employee shall remove from the Employee’s personal social media any designation or indication that he or she is a current employee of the Company.

(e) Intellectual Property. The Employee agrees to disclose promptly, completely and in writing to the Company any original works of authorship (including all copyrights with respect thereto), any discovery, process, design, improvement, innovation, development, improvement or invention, whether or not patentable and whether reduced to writing or practice or not, which the Employee discovers, conceives and/or develops, in whole or in part, either individually or jointly with others (whether on or off the Company’s premises or during or after working hours) during the period the Employee is employed with the Company, and which was or is directly or indirectly related to the business or proposed business of the Company, or which resulted or results from or was suggested by any work performed by any employee or agent thereof during such period of employment or for one year thereafter (“Inventions”). The term Inventions does not include developments, productions, or creations generated by the Employee for third parties, provided that such developments, productions, or creations occur outside the scope of the Employee’s employment with the Company and do not relate to the Company’s business. The Employee hereby assigns and agrees to assign to the Company without any separate or additional remuneration the Employee’s entire right, title and interest in all Inventions, together with any and all United States and foreign rights thereto. The Employee agrees that all Inventions and all works of authorship, literary works (including computer programs), audiovisual works, translations, compilations, and any other written materials, including but not limited to, copyrightable works (the “Works”) which are originated or produced by the Employee (solely or jointly with others), in whole or in part, within the scope of, or in connection with, the Employee’s employment will be considered “works made for hire” as defined by the U.S. Copyright Act (17 USC §101, as amended) and further acknowledges that the Employee is an employee as defined under that Act. All such works made for hire are and will be the exclusive property of the Company, and the Employee agrees to treat any such works as Proprietary Information. In the event that any Works are not deemed to be “works made for hire,” the Employee hereby assigns all of his right, title, and interest in and to such Works, including but not limited to, the copyrights therein, to the Company. The Employee agrees to cooperate with the Company, both during and subsequent to the Employee’s employment, to execute all instruments including patent and copyright applications and assignments therefor, and to do all other things reasonably necessary to fully vest, and perfect, in the Company the ownership rights contemplated herein. In the event the Company is unable, after reasonable effort, to secure the Employee’s signature on any document or instrument necessary to secure trademarks, letters patent, copyrights or other analogous protection relating to any Works, whether because of the Employee’s physical or mental capacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts.

(f) Non-Solicitation. During Non-Solicitation Period, and regardless of the reasons for the termination of the Employee’s employment with the Company, the Employee will not, in any form or manner, directly or indirectly: (1) hire, employ, engage, solicit, entice, encourage, accept or cause to terminate another person’s relationship with the Company or attempt to hire, employ, engage, solicit, entice, encourage, accept or cause to terminate another person’s relationship with the Company, any Company employee, consultant or other service provider; or (2) hire, employ, engage or otherwise become involved in a business association or attempt to hire, employ, engage or otherwise become involved in a business association with any person who at any time during the one (1) year prior to the termination of the Employee’s employment with the Company was employed by the Company or engaged as a consultant to the Company; or (3) contact, solicit, divert, take away, or attempt to contact, solicit, divert or take away, any clients, customers, suppliers, vendors or accounts, or prospective clients, customers, suppliers, vendors, or accounts, of the Company, or any of the Company’s business with such clients, customers, suppliers, vendors or accounts. It is agreed between the Company and you that any general solicitation that is not directed specifically to any employee, consultant, agent, director or officer of the Company shall not be a breach of this Agreement. The Employee acknowledges that the restrictions contained in this Section extend to and expressly prohibit conduct via social media that would violate this Section.

(g) Third-Party Agreements and Rights. The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee’s use or disclosure of information or the Employee’s engagement in any business. The Employee represents to the Company that the Employee’s execution of this Agreement, the Employee’s employment with the Company, and the performance of the Employee’s proposed duties for the Company will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee’s work for the Company, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(h) Non-Disparagement. The Employee agrees that the Employee will not, during the Employee’s employment with the Company or at any time thereafter, make any statements that are disparaging about or adverse to the business interests of the Company (including its officers, directors and employees) or which are intended to harm the reputation of the Company including, but not limited to, any statements that disparage any product, service, capability or any other aspect of the business of the Company, including via social media.

(i) Injunctive Relief/Attorneys’ Fees. The Employee understands and acknowledges that the Company’s Proprietary Information, Inventions, and goodwill are of a special, unique, unusual, character which gives them a peculiar value, the loss of which cannot be reasonably compensated in damages in an action at law. The Employee understands and acknowledges that, in addition to any and all other rights or remedies that the Company may possess, the Company shall be entitled to injunctive and other equitable relief, without posting a bond, if the Employee breaches any portion of this Agreement or in order to prevent a breach or threatened breach of this Agreement (and/or any provision thereof and in particular, the provisions contained in this Section 7 regarding, non-solicitation, confidentiality, and non disparagement) by the Employee. Further, to the extent permitted by law, in the event of any claim brought by a party hereto with respect to the breach of this Agreement, the legal fees and expense of the prevailing party shall be borne by the non-prevailing party.

8. Withholding. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

9. Integration. This Agreement, together with the Severance Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to such subject matter.

10. Assignment; Successors and Assigns, etc. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may assign its rights under this Agreement without the consent of the Employee in the event that either the Company or its Affiliates, if any, shall hereafter effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

11. Enforceability. The provisions of this Agreement are severable. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any obligation of the Employee’s under Section 7 of this Agreement is held to be unenforceable because of the duration of such obligation or the geographic area covered, the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and in its modified form such provision shall be enforceable.

12. Forwarding of Agreement. The Employee hereby acknowledges and agrees that the Company may, in order to protect its interests, send a copy of this Agreement to any future employer of the Employee, and that the Employee shall have no claim against the Company in the event it does so.

13. Advice of Counsel/Construction. The Employee acknowledges that the Employee has been advised by the Company to review the terms of this Agreement with legal counsel of the Employee’s choice and that the Employee has been given a reasonable opportunity to seek such legal advice.

14. Employee Acknowledgement. The Employee acknowledges and agrees that the Employee’s responsibilities, duties, position, compensation, title and/or other terms and conditions of employment may change from time to time or the Employee may have a break in service or employment with the Company and, notwithstanding any change in any terms and conditions of employment or a break in service or employment, this Agreement shall remain in full force and effect.

15. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

16. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Employee at the last address the Employee has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chief Executive Officer.

17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and the Company’s Chief Executive Officer.

18. Affiliates. For purposes of this Agreement, “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

19. Governing Law/Forum. The laws of Massachusetts shall govern the interpretation, validity and effect of this Agreement without regard to the place of performance thereof or principles of choice of law. The Employee agrees that any and all suits regarding this Agreement shall be brought solely and exclusively in Massachusetts and the Employee hereby consents to the jurisdiction of the state or federal courts of Massachusetts.

20. Section 409A. The provisions of this Agreement are intended not to result in the imposition of additional tax or interest under Section 409A of the Internal Revenue Code, and such provisions shall be interpreted and administered in accordance with such intent. Without limiting the foregoing, this Agreement shall not be amended or terminated in a manner so as to result in the imposition of such tax or interest, any reference to “termination of employment” or similar term shall mean an event that constitutes a “separation from service” or “involuntary separation from service” (as the case may be) within the meaning of Section 409A, any reimbursement of expenses shall occur no later than the end of the calendar year following the calendar year in which the expense is incurred (or such earlier date as applies under the Company’s business expense reimbursement policy) and reimbursements in one year shall not affect the amount of reimbursement available in any subsequent year. The foregoing notwithstanding, the Company shall not be liable to any person for the tax consequences of any failure to comply with the requirements of Section 409A.

21. Survival of Obligations. The provisions of Section 7 of this Agreement shall survive the expiration of this Agreement or the earlier termination of the Employee’s employment. Other provisions of this Agreement shall survive the expiration of this Agreement or the earlier termination of the Employee’s employment to the extent necessary to the intended preservation of each party’s respective rights and obligations.

22. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. The facsimile or PDF signatures of the parties shall be deemed to constitute original signatures, and facsimile or PDF copies hereof shall be deemed to constitute duplicate originals.

23. Captions and Headings. Captions and paragraph headings used herein are for convenience and ready reference only and are not a part of this Agreement and shall not be used in the construction or interpretation thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Employment Agreement is entered into to be effective as of the date defined herein.

Minim, Inc.		Dustin Tacker

By:	/s/ Sara Bishop	By:	/s/ Dustin Tacker
Name:	Sara Bishop
Title:	Head of Talent and Culture

Address:
848 Elm Street
Manchester, NH 03101